                                                                     Exhibit 11b

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report dated October 23, 1996 in the Registration Statement (Form N-1A) of the Ariel Growth Fund and its incorporation by reference in the related Prospectuses of Ariel Growth Fund, Appreciation Fund and Ariel Premier Bond Fund, filed with the Securities and Exchange Commission in the Post-Effective Amendment No. 19 to the Registration Statement under the Securities Act of 1933 (File No. 33-7699) and in this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-4786).



                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP



Chicago, Illinois
January 28, 1997